                                                                    Exhibit 3.41


                          CERTIFICATE OF INCORPORATION

                                       OF

                       WAUSAU CELLULAR LICENSE CORPORATION

                         -------------------------------

                                    ARTICLE I

                                      NAME

         The name of the Corporation is Wausau Cellular License Corporation.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

         The registered office of the Corporation in the State of Delaware is located at The Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

                                   ARTICLE III

                                CORPORATE PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

         The total number of shares of capital stock that the Corporation shall have authority to issue is one thousand (1,000) shares, which shall be shares of Common Stock with the par value of one dollar ($.01) each.

                                    ARTICLE V

                               ADOPTION OF BYLAWS

         The Board of Directors of the Corporation shall have the power to make, alter, amend, add to or repeal the bylaws of the Corporation.

                                   ARTICLE VI

                             LIABILITY OF DIRECTORS

         To the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE VII

                              ELECTION OF DIRECTORS

         Election of directors may be conducted by written ballot, voice vote, or such other method as the bylaws may provide or as may be approved by resolution of the Board of Directors.

                                  ARTICLE VIII

                          RESERVATION OF RIGHT TO AMEND
                          CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

                                   ARTICLE IX

                                  INCORPORATOR

         The name and mailing address of the Incorporator is as follows:

                  Lisa M. Baylor
                  1201 Pennsylvania Ave., N.W.
                  P.O. Box 7566
                  Washington, D.C.  20044

         I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation hereby declaring and certifying that the facts herein stated are true and, accordingly, have hereunto set my hand this 13th day of December, 1989.

                                       /s/ Lisa M. Baylor
                                       ------------------------------
                                       Lisa M. Baylor

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/31/1997
  971104316 - 2216266

                                STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

Wausau Cellular License Corporation, a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1.       The name of this corporation is Wausau Cellular License
                  Corporation.

         2. Its registered office in the State of Delaware is located at 1013 Centre Road, City of Wilmington, Zip Code 19805 County of New Castle the name and address of its registered agent is Corporation Service Company.

         3. The date of filing of the original Certificate of Incorporation in Delaware was December 14, 1989.

         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 1997, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1997, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of
Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Steven Price, the last and acting authorized officer hereunto set his/her hand to this certificate this 25th day of March, 1997.

                                          BY: /s/ ILLEGIBLE
                                             ---------------------------------
            TITLE OF OFFICER:                 Vice President
                                             ---------------------------------

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/28/1997
  971137625 - 2216266


                              STATE OF DELAWARE
                            CERTIFICATE OF CHANGE
                                 OF LOCATION
                             OF REGISTERED OFFICE
                           AND/OR REGISTERED AGENT


          The Board of Directors of Wausau Cellular License Corporation, a Corporation of Delaware, on this 1st day of April, A.D. 1997, do hereby resolve and order that the location of the Registered Office of this corporation within this State be, and the same hereby is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle Zip Code 19801.

          The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is The Corporation Trust Company.

          IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 1st day of April, A.D., 1997.


                                        BY: /s/ Steven Price
                                           -------------------------------

                          TITLE OF OFFICER: Vice President
                                           -------------------------------
                                           Steven Price

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/14/1998
                                                         981480253 - 2216266

                              CERTIFICATE OF MERGER
                                       OF
                       WAUSAU CELLULAR LIMITED PARTNERSHIP
                                      INTO
                       WAUSAU CELLULAR LICENSE CORPORATION

         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State or Delaware, 8 DEL. C.
Section 101, ET SEQ. (the "GCL"),

         DOES HEREBY CERTIFY:

         FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

                                                     Jurisdiction of
         Name                                  Formation or Organization
         ----                                  -------------------------
Wausau Cellular License Corporation                    Delaware

Wausau Cellular License Corporation                    Delaware

         SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 263(c) and Section 228 of the GCL and in accordance with Section 17-211 of the Delaware Revised Uniform Limited Partnership Act.

         THIRD. The name or the surviving corporation is Wausau Cellular License Corporation which will continue in existence as said surviving corporation under the name ACC of Wausau Corporation upon the effective date or the merger.

         FOURTH: The certificate of Incorporation of Wausau cellular License Corporation is to be amended by reason of the merger by deleting Article I thereof, relating to the name of the surviving corporation, and by substituting in lieu thereof the following Article I:

                                    ARTICLE I

                                      NAME

         The name of the Corporation is ACC of Wausau Corporation.

and said Certificate of Incorporation, as so amended, shall continue to be the Certificate of Incorporation of said surviving corporation.

         FIFTH: The merger of Wausau Cellular Limited Partnership into Wausau Cellular License Corporation shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

         SIXTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 4650 Rib Mountain Drive, Wausau, Wisconsin 54401.

            CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                           AND OF REGISTERED AGENT



It is hereby certified that:

               1. The name of the corporation (hereinafter called the "Corporation") is ACC OF WAUSAU CORPORATION.

               2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

               3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

               4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 23, 1999               ACC OF WAUSAU CORPORATION


                                       /s/ Keith E. Mathews
                                       --------------------------------------
                                       By: Keith E. Mathews








                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/08/1999
                                                          991139342 - 2216266

         SEVENTH: A copy of the Agreement and Plan of merger will be furnished by the surviving corporation, on request and without cost, to any partner of Wausau Cellular Limited Partnership, and to any person holding an interest in Wausau Cellular License Corporation.

         Executed on this 14TH day of December, 1998.

                                        WAUSAU CELLULAR LICENSE CORPORATION


                                        By: /s/ John Fujii
                                           ------------------------------------
                                           Name:  John Fujii
                                           Title: Chief Executive Officer